February 2019 Investor Presentation Exhibit 99.1

Safe-Harbor Language This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. Often, but not always, “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases. Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in Key’s businesses; industry capacity; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business, including from hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and the possibility of its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its most recent Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and its other filings with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements. Unless otherwise required by law, Key disclaims any obligation to update its forward-looking statements.

Safe-Harbor Language continued Note Regarding Use of Non-GAAP Financial Metrics Adjusted EBITDA” is EBITDA as further adjusted for certain items discussed in this presentation.   Adjusted EBITDA is a non-GAAP measure that is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess: •The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis; •The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness; •The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and •The Company’s operating trends underlying the items that tend to be of a non-recurring nature.   Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and Adjusted EBITDA may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include: •Adjusted EBITDA does not reflect Key’s current or future requirements for capital expenditures or capital commitments; •Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt; •Adjusted EBITDA does not reflect income taxes; •Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; •Other companies in Key’s industry may calculate Adjusted EBITDA differently than Key does, limiting its usefulness as a comparative measure; and •Adjusted EBITDA is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.   Estimated Information  This presentation contains estimated information regarding our results of operations and financial condition as of and for the fourth quarter and full year ended December 31, 2018. Actual results for the fourth quarter and full year 2018 may differ from these estimates. The Company is currently performing its customary year-end closing, review and audit procedures.

Fourth Quarter and Full Year 2018 Update The Company expects total liquidity of approximately $74 million at December 31, 2018 with approximately $50 million in cash. This compares to total liquidity of $73 million and cash of $43 million at September 30, 2018. The Company expects fourth quarter 2018 revenues to range between $115 million and $120 million as compared to third quarter 2018 revenues of $134.7 million. Approximately 60% of the quarter on quarter decline is expected to be due to lower completion activity, primarily coiled tubing activity and rig completion activity in the Permian Basin, with the remainder of the quarterly decline due to seasonal effects. Fourth quarter 2018 consolidated operating loss is expected to range between $14.5 million and $15.5 million. The fourth quarter operating loss is expected to include depreciation expense of approximately $20 million, gains on asset sales of approximately $2 million and equity based compensation expense of approximately $1 million. Excluding these items from the expected consolidated operating loss, Key expects fourth quarter 2018 Adjusted EBITDA to range between $3.5 million and $4.5 million. The Company’s fourth quarter 2018 operating loss as compared to the third quarter 2018 increased due to lower completion activity and seasonal factors, which were partially offset by previously announced cost structure changes and fourth quarter 2018 price increases ranging from 1% to 5% in the Company’s Rig, Fishing and Rental and Fluids Management Segments.

Fourth Quarter and Full Year 2018 Update The Company expects full year 2018 revenues to range between $516 million and $526 million as compared to full year 2017 revenues of $436 million, an expected increase of between 18% and 20%. The Company anticipates full year 2018 U.S. Rig hours of approximately 700,000, an increase of approximately 7% over full year 2017 U.S. Rig hours of 656,139. Full year 2018 consolidated operating loss is expected to range between $58 million and $60 million compared to a full year 2017 consolidated operating loss of approximately $96 million. The full year 2018 operating loss is expected to include depreciation expense of approximately $83 million, gains on asset sales of approximately $10 million, costs associated with executive changes of approximately $1 million and equity based compensation expense of approximately $5 million. Excluding these items from the expected consolidated operating loss, Key expects full year 2018 Adjusted EBITDA to range between $21.5 million and $22.5 million.

2019 Operations Update The Company anticipates first quarter 2019 consolidated revenues to increase in a range from 1% to 5% from the fourth quarter of 2018 due to resumption of activity in the second half of January and typical season factors, including weather. Well service rig completion activity returned to pre-holiday levels by the end of January 2019. Coiled Tubing completion activity exceeded fourth quarter activity levels by the end of January 2019. The Company expects that total liquidity at the end of 2019 will approximate or be in excess of the $75 million in total liquidity anticipated at December 31, 2018.

Company Overview

Key Service Offering Overview Rig Services Fishing & Rental Tools Rig Services Coiled Tubing Fishing & Rental Tools Fluid Management Services Rig Services Coiled Tubing Fishing & Rental Tools Fluid Management Services Rig Services Coiled Tubing Fishing & Rental Tools Fluid Management Services Rig Services Coiled Tubing Fishing & Rental Tools Fluid Management Services Key offers a full suite of services across the life of a well providing for multiple touch points and an enhanced value proposition to customers Drilling Completion Production Intervention Abandonment

Service Line and Geographic Exposure Production-driven services revenue comprises majority of revenue through September 30, 2018 Growth in coiled tubing and 24hr well service rig completion activity driving expansion of completion-driven revenue Meaningful exposure to every major U.S. oil & gas producing region Significant Permian exposure, comprising over one-third of revenue through September 30, 2018 First Nine Months 2018 Revenue

Rig Services Overview Largest well service rig fleet in the U.S. Completion of newly-drilled horizontal and vertical wellbores Recompletion of existing wellbores Maintenance of producing wellbores Workover of existing wellbores to enhance production Plugging and abandonment of wellbores at the end of their productive lives First Nine Months 2018 Top Customers First Nine Months 2018 Revenue by Market Total Well Service Rig Fleet by Status – 879 Rigs

Conventional and Unconventional Capabilities (1) Represents “Active” or “Warm Stacked’ Rigs as of 12/31/17. 358 Rigs 521 Rigs 250 Available Rigs(1) 281 Available Rigs(1) Specification 1-3 4+ Derrick Height >102ft. O P Hook load Capacity >200k lbs O P Horsepower >450HP O P Total Well Service Rig Fleet by AESC Class

Fishing & Rental Service Overview Extensive array of rental equipment and services including: Tubular handling systems Drill pipe Work string and tubulars Pumps Sand-X system Blowout preventers and accumulators Locations in all major U.S. oil & gas producing regions Fishing services utilize a wide range of rental equipment, including whipstocks, mills and Johnston Jars First Nine Months 2018 Top Customers First Nine Months 2018 Revenue by Market

Fluid Management Services Overview Transportation of fluids used in the drilling and completion process Transportation of frac flowback and produced water from completed or producing wellbores Disposal of flowback and produced water in saltwater disposal wells ~60 SWD’s, brine and freshwater stations ~3,500 frac tanks First Nine Months 2018 Top Customers First Nine Months 2018 Revenue by Market As of 12/31/2017. Truck Fleet by Status(1)

Water Demand Overview Significant growth in water volume per completed well driving total fresh water and flowback water demand Continued growth in water volumes employed on a per-well basis to drive water transfer demand Frac Water Demand(1) Per Wells Fargo Securities. Water per Completion Demand(1)

Coiled Tubing Services Overview Completion of newly drilled horizontal wellbores pre and post hydraulic fracturing Maintenance of producing wellbores Plugging and abandonment of depleted wellbores at the end of their productive lives Thirteen large diameter units deployed First Nine Months 2018 Top Customers First Nine Months 2018 Revenue by Market Coil Fleet by Diameter

Coiled Tubing Market Overview DUC Inventory by Market(1) Total Frac Stages(2) DUC inventory yields visibility for coiled tubing frac plug mill-out opportunities Significant growth in total frac stages along with increasing well counts yields secular tailwind for coiled tubing demand Per EIA Drilling Productivity Report. Per Wells Fargo Securities.

Balance Sheet & Liquidity Significant liquidity position with no near-term debt maturities provides financial flexibility Covenant coverage well in excess of thresholds Strong balance sheet allows for earnings growth in market recovery (1) Reflects a borrowing base of $65.1 million and $35.6 million in letters of credit outstanding.

Final Thoughts Well positioned for future growth through exposure to secular growth and cyclical recovery Completions driving demand for Coiled Tubing, Fluid Management and Rig Services Growing population of aging horizontal wells to provide new, incremental demand for production services Recovery in oil prices to provide for cyclical recovery in production services Strong geographical footprint with significant Permian Basin exposure Meaningful presence in all major U.S. oil & gas producing regions Provides exposure to regional secular and cyclical demand dynamics Poised to benefit from market recovery and growth via significant operating leverage Limited capital needs to reactivate assets to achieve 2014 activity levels Structural changes to cost structure allow for enhanced financial performance Focused on delivering value to shareholders